EXHIBIT INDEX

Exhibit

23.2      Consent of PricewaterhouseCoopers LLP

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus Supplement of Key Consumer Receivables LLC, relating to KeyCorp Student Loan Trust 2001-A, of our reports, dated February 2, 2001, each of which is included or incorporated by reference in MBIA Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2000, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption “Experts”.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 30, 2001